UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2024

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2024, Peoples Financial Services Corp., a Pennsylvania corporation (“Peoples”), and its banking subsidiary, Peoples Security Bank and Trust Company (“Peoples Bank”), entered into an Employment Agreement with Gerard A. Champi, President of Peoples and Peoples Bank (the “Champi Employment Agreement”). The Champi Employment Agreement contemplates that Peoples and Peoples Bank will promote Mr. Champi to the position of Chief Executive Officer on or prior to July 1, 2025.

The Champi Employment Agreement has a three-year term that automatically renews each year (collectively, the “employment term”) unless otherwise terminated by either party. Mr. Champi’s annual base salary under the Champi Employment Agreement will be established by the parties at an amount that is commensurate with Mr. Champi’s duties and responsibilities, but in no event less than $450,000, and he will be entitled to participate in any Peoples or Peoples Bank annual bonus or incentive compensation plan, program, arrangement or award (collectively, the “Executive Incentive Plan”) as may be available from time to time. Mr. Champi will also be entitled to participate in any equity or equity-based compensation plans sponsored by Peoples or Peoples Bank.

Mr. Champi will be entitled under the Champi Employment Agreement to participate in benefit plans sponsored and maintained by Peoples Bank and generally made available to employees and/or executives and will be eligible to participate in a supplement executive retirement plan. He is also entitled to not less than 25 days of paid time off each year, of which five days may be carried over to the following year under the terms and conditions of Peoples Bank’s personnel policies as in effect from time to time. Peoples Bank will provide Mr. Champi with repayment of annual dues at a country club and/or social club, subject to approval of the board of directors of Peoples Bank, and he is entitled to full time use of a company car.

If the Champi Employment Agreement is not renewed at the end of an applicable term, or in the event of the involuntary termination of Mr. Champi’s employment without “cause” (as defined in the Champi Employment Agreement) or Mr. Champi’s resignation of employment for “good reason” (as defined in the Champi Employment Agreement) during the employment term (in either case, an “involuntary termination”), Mr. Champi shall be entitled to receive a total severance amount equal to two years base salary at the highest rate in effect during the 12 month period immediately preceding Mr. Champi’s last day of employment, plus the average cash award paid to Mr. Champi over the last three preceding years from Peoples Executive Incentive Plan unless Mr. Champi has been employed for less than three years, in which case the amount to be paid will be the average during the period he was employed by Peoples Bank or his target amount for 2024, if employed less than one year. The total severance amount will be paid in installments over 24 months on the same schedule as Mr. Champi was paid immediately prior to the date of termination. During the period that Mr. Champi is receiving severance payments, he will also be entitled to receive, at no-charge, continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of Mr. Champi’s employment and including any dependents being covered by Mr. Champi on the date of his termination who remain eligible for medical benefits under the terms of Peoples Bank’s medical plan.

In the event that Mr. Champi’s employment is terminated without “cause” within the 120-day period immediately prior to the closing of a change in control or without “cause” or for “good reason” within one year after a change in control (as defined in the Champi Employment Agreement), or, subject to limited exceptions, if Mr. Champi’s employment is terminated before July 1, 2025 without him being promoted to Chief Executive Officer of Peoples and Peoples Bank, Mr. Champi shall receive cash compensation equal to 2.99 years base salary at the highest rate in effect during the 12 month period immediately preceding Mr. Champi’s last day of employment plus the average cash award paid to Mr. Champi over the last three years from the Executive Incentive Plan unless Mr. Champi has been employed for less than three years, in which case the amount to be paid will be the average during the period he was employed by Peoples Bank or his target amount for 2024, if employed less than one year. Payments shall be made to Mr. Champi in installments over 36 months, and Mr. Champi and his eligible dependents would remain eligible for medical benefits under the terms of Peoples Bank’s medical plan for up to 36 months.

The Champi Employment Agreement also sets forth restrictive covenants concerning confidentiality and nondisclosure, non-competition and non-interference with employees, customers and other business relationships of Peoples and Peoples Bank.

The foregoing summary and description of the Champi Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Champi Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
10.1*	Employment Agreement, dated as of July 26, 2024 by and among Peoples Security Bank and Trust Company, Peoples Financial Services Corp. and Gerard A. Champi
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best Chief Executive Officer
(Principal Executive Officer)

Dated: July 29, 2024